CBT CORPORATION

                        333 Broadway
                      Paducah, KY 42002


                       March 11, 1994


Dear Stockholder:

  On behalf of the Board of Directors and management of CBT
Corporation, I would like to invite you to the Annual
Meeting of Stockholders, to be held on Tuesday, April 19, 1994, at 2:00 P.M., local time, AT THE MAIN OFFICE OF
CITIZENS BANK AND TRUST COMPANY, 333 BROADWAY, PADUCAH,
KENTUCKY.

  The notice of the meeting, proxy statement, and proxy, as well as the Annual Report to shareholders for the year ended December 31, 1993, are enclosed. We urge you to review these materials carefully in order that you may be fully informed about the proposals that will be presented for your consideration at the meeting.

  We hope that you will be able to attend this meeting in person, but in any event it is important that your shares be voted at the meeting in accordance with your preference. Please complete and sign the proxy and return it in the enclosed envelope at your earliest convenience. If you do find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,



William J. Jones
President and Chief Executive Officer

                       CBT CORPORATION

                        333 BROADWAY
                   PADUCAH, KENTUCKY 42002


                       MARCH 11, 1994

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of CBT Corporation will be held on TUESDAY, APRIL 19, 1994, AT 2:00 P.M. AT THE MAIN
OFFICE OF CITIZENS BANK AND TRUST COMPANY, 333 BROADWAY,
PADUCAH, KENTUCKY, for the following purposes:

1)   To elect a Board of Directors consisting of thirteen
     (13) directors to serve for the
     ensuing year.

2)   To amend Article VI of the Corporation's Articles of
     Incorporation to authorize
     12,000,000 shares of Common Stock having no par value.

3) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 10, 1994 are entitled to vote at the meeting. Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this notice.

By Order of the Board of Directors


William J. Jones
President and Chief Executive Officer


IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY.  IN ORDER TO
ASSURE THE ESTABLISHMENT OF A QUORUM AT THE MEETING, YOU ARE
URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE
ENVELOPE PROVIDED.

                       CBT CORPORATION

                        333 Broadway
                   Paducah, Kentucky 42002

                       March 11, 1994

                       PROXY STATEMENT

                           GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CBT Corporation (Corporation) of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m. Paducah time at the main office of Citizens Bank and Trust Company, 333 Broadway, Paducah, Kentucky, on Tuesday, April 19, 1994, and at any and all adjournments of such meeting. Any stockholder giving a proxy has the right to revoke it by a written notice delivered to the Secretary of the Corporation, P.O. Box 2400, Paducah, Kentucky, 42002-2400, or in person at the meeting, prior to the time the presence of a quorum has been determined and declared. All proxies will be voted in accordance with the directions of the stockholder and to the extent no directions are given, will be voted "for" the nominees for directors and "for"
Proposal II.

  The approximate date on which this Proxy Statement and form of proxy for the 1994 Annual Meeting of Stockholders are first being given to stockholders is March 11, 1994.

  The Corporation will bear the entire cost of soliciting proxies. Solicitation will be primarily by mail. Certain officers of the Corporation and its subsidiaries may solicit proxies personally or by telephone or telegraph, but such persons will not be specially compensated for such services.


                OUTSTANDING VOTING SECURITIES

  Only stockholders of record at the close of business on March 10, 1994 are entitled to notice of, and to vote at, the Annual Meeting. As of March 10, 1994, there were issued and outstanding 2,767,519 shares of common stock. The Corporation has no class of stock other than common stock. Each share of the common stock is entitled to one vote on all matters presented to the stockholders with the exception of the election of directors. In the election of directors, cumulative voting rules apply. Under cumulative voting, each stockholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of the common stock owned by him or her multiplied by the number of directors to be elected. Each stockholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the stockholder's discretion. As to the authority of the persons named as proxies in the accompanying proxy card to cumulate votes, see the section entitled "Election of Directors".

  As of March 10, 1994, the Trust Department of Citizens
Bank and Trust Company (Bank) held of record 483,288 shares of the Corporation's common stock in a fiduciary capacity representing approximately 17.5% of the Corporation's outstanding shares of common stock. With respect to 299,600 shares (approximately 10.82%), the instrument creating the trust or fiduciary relationship specifically directs the Bank to vote the shares and the shares will be voted "for" the proposals presented for consideration. The remaining shares held by the Trust Department of the Bank will be voted at the direction of the beneficial owners.

  As of March 10, 1994, to the knowledge of the Corporation, there were no other record or beneficial owners of more than 5% of the Corporation's issued and outstanding common stock.

                         PROPOSAL I
                    ELECTION OF DIRECTORS

  Among items to be acted upon at the Annual Meeting of Stockholders is the election of thirteen (13) directors to the Board of Directors of the Corporation. Each of the persons elected will serve a term in office of one (1) year and until their successors are duly elected. The Corporation's directors also serve as directors of the Bank.

  The following table contains certain information as of March 10, 1994 about each director, director nominee and named executive officer, as hereafter defined, of the Corporation and director, director nominee and named executive officer as a group. Mr. Rhodes, currently a director of the Corporation and Bank, is retiring and will not be a nominee for re-election. Mr.
Johnson, currently a director of the Corporation and Bank, will not be a nominee for re-election due to a realignment of the Corporation's Board of Directors. Mr. Johnson will remain a director of the Bank. Unless otherwise indicated, the named person has sole voting and investment powers with respect to the reported shares. Where the holdings of a family member are noted as being held "individually," the family member has sole voting and investment power with respect to the shares. Where joint ownership is noted, the joint owners share voting and investment power as to the shares.


																																																																     	Shares of Common Stock
																																																																	     Beneficially Owned as of
																							    			 		 Corporation or		 																			     March 10, 1994
                            			 		Bank Director 	 Principal
  Name              						     Age    Since   				Occupation															Number        %
Irving P. Bright Jr. <1>        61   1983										Chairman of the Board,  33,399								1.2%
											                                        Bright's (Clothing
																																																			Retailer)
John Burman <2>                 60   1993										Agency Manager,Ky							23,738								**
																																																			Farm Bureau
Pat J. Cvengros <3><4><15>      58   1983										Acting Chairman of      43,580        1.6%
																																																			the Corporation;
																																																		 Director, Computer
																																																		 Services, Inc.
William H. Dyer <5>             58   1991 									President,Tennessee     27,384        1.0%
																																																		 Valley Towing (River Barge)
Louis A. Haas <6>               52   1991          Investor     											85,111								3.1%
F. Donald Higdon                62   1991					     General Manager,								803											**
																																																		 Kraft Food Service
M. Leon Johnson <3><7>          53   1984          President,														29,470								1.1%
												                                       Fidelity Credit
																																																			Corporation
William J. Jones <3><8><15>     38   1991 						   President and Chief     15,866        **
																																																			Executive Officer of the
																																																			Corporation and Bank
Louis M. Michelson <9>       			49   1991								  President, Michelson    2,596         **
                                                   Jewelers, Inc.
C. Thomas Murrell, III <15><16> 50   * 					       Senior VP, Chief
																																																			Credit Officer, Bank 	  1,048         **
Louis D. Myre, MD <10>          67   1983									 Physician															17,226        **
J. Russell Ogden, III <15><16>  46   *			 							  Senior VP               14,554        **
                                                   Investments, Bank
David M. Paxton <11>            37   1991          Chief Financial Officer,1,650         **
                                                   Paducah Newspapers, Inc.
Robert P. Petter <12>           58   1983          President, Henry A.     16,314        **
                                                   Petter Supply Company
                                                   (Industrial Supply
                                                   Wholesaler)
Joseph A. Powell <13>           61   1991          General Manager,        10,888        **
                                                   Old Hickory Clay Company
Allan R. Rhodes <3><14>         70   1983          Chairman, Allan Rhodes, 43,011        1.6%
                                                   Inc. (Automobile Dealer);
                                                   Director, Owensboro National
                                                   Bank
William A. Usher                64   1991          Chairman and Chief       4,000        **
                                                   Executive Officer, Usher
 																																																		Transportation Inc.
																																																			(Trucking)

All directors of the Corporation and executive officers of
the Corporation and its subsidiaries as a group (21 persons).               385,014      13.9%

*These individuals are executive officers of the Bank; not a director of the Corporation or Bank.
**Represents less than 1.0% of total outstanding shares.

[FN]
<1>  Includes 2,966 shares owned individually by Mr. Bright's wife and 6,000 shares in a trust for which she serves as Trustee and 3,691 shares over which he disclaims beneficial ownership held in the name of
     First Investors of Paducah.
<2>  Includes 11,125 shares individually owned by John Burman's wife.
<3>  These individuals are also directors of Fidelity Credit Corporation.
<4>  Includes 16,338 shares owned jointly by Mr. Cvengros and his wife.
<5>  Includes 3,891 shares over which he disclaims beneficial ownership held in the name of First Investors of Paducah.
<6>  Includes 2,952 shares held in custodian accounts for Mr. Haas' children and
     3,943 shares owned jointly by he and his wife.
<7>  Includes 700 shares held in the names of Mr.Johnson's children in which he
					claims no beneficial interest and 3,896 shares held by the Corporation's
     Retirement, Savings and Profit Sharing Plan.
<8>  Includes 1,110 vested shares held by the Corporation's Retirement, Savings
				 and Profit Sharing Plan.
<9>  Includes 798 shares owned by Michelson Jewelers, Inc.
<10> Includes 7,656 shares owned individually by Dr. Myre's wife and 2,070
					shares in a trust for which she serves as a Trustee.
<11> Includes 1,600 shares owned jointly by Mr.Paxton and his wife.
<12> Includes 4,104 shares held in agency accounts established for Mr. Petter's son and daughter.
<13> Includes 1,719 shares owned individually by Mr. Powell's wife.
<14> Includes 27,000 shares owned by Allan Rhodes,Inc., 750 shares in a trust
					for which he serves as Trustee, 3,691 shares
				 over which he disclaims beneficial ownership held in the name of First
					Investors of Paducah, and 5,184 shares in a trust for which
					Mr. Rhodes' wife serves as Trustee.
<15> Includes shares which, as of March 10, 1994, were subject to options
				 under the Corporation's Incentive Stock Option Plan entitling the
					holders to acquire the shares subject thereto within the next 60 days.
				 As of March 10, 1994, Mr. Cvengros, Mr. Jones, Mr. Ogden and the
					executive officers as a group held such options for the purchase of
				 24,000, 11,250, 8,750, and 56,000 shares, respectively.  Such options
					have been included in the calculation of the percentage of shares
					outstanding owned by Mr. Cvengros, Mr. Jones, Mr. Ogden and the executive
					officers as a group.
<16> Includes 118 vested shares for Mr. Murrell and 2,843 vested shares for Mr.
     Ogden held by the Corporation's Retirement, Savings and Profit Sharing
     Plan.

   The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as director.
If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, reserve the right to vote for a substitute nominee selected by the Board of Directors. In addition, if any stockholder or stockholders shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, reserve the right to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors and persons who own more than ten percent (10%) of the Corporation's
Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission
("SEC"). Such persons are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it or representations from such persons that no Form 5's were required, the Corporation believes that all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1993.

                         PROPOSAL II

           AMENDMENT TO ARTICLES OF INCORPORATION
                TO INCREASE AUTHORIZED SHARES

   Article VI of the Articles of Incorporation presently authorizes the issuance of 6,000,000 shares of Common Stock having no par value. At the Annual Meeting, the shareholders will be asked to approve the Board of Directors' proposal that the Articles of Incorporation be amended to increase the number of authorized shares of Common Stock to 12,000,000. The proposed amendment would amend Article VI to read in its entirety as follows:

        The amount of authorized stock of the Corporation is 12,000,000.

        The Corporation will not issue fractional shares, but will handle any fraction of a share according to the law of Kentucky.

Outstanding shares; Reasons for and Effect of the Proposed Amendment

   As of March 10, 1994, the Corporation had 2,767,519 shares of Common Stock issued and outstanding. The proposed amendment will make available additional shares of Common Stock for issuance by the Board of Directors from time to time for corporate purposes, including stock splits, stock dividends, acquisitions, future financing and employee benefit plans.

   The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Corporation now authorized. The Board of Directors of the Corporation has no present intent to issue and no specific plan as to any specific use or uses of additional shares of Common Stock, if authorized.

   Although the Board of Directors is not aware of any proposed attempt to acquire control of the Corporation (by, for example, a tender or exchange offer, merger, or proxy contest), the proposed amendment would create a substantial number of shares of the Common Stock that could be utilized in an effort to discourage any such attempt not approved by the Board of Directors. The issuance of such shares could have the effect of making the Corporation less attractive or making the acquisition of control more expensive or impracticable. Defensive uses of unissued shares by incumbent managements in other instances have included, among others, sales of shares to persons expected to be supportive of management. Both the transactions in which the shares are issued and their effect on an attempted acquisition of control could be unfavorable to the interests of shareholders. The Board of Directors of the Corporation does not know of any person interested in acquiring control of the Corporation and does not have any plans to use the additional shares of Common Stock as a takeover defensive measure.

                        VOTE REQUIRED

   The adoption of this proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation voted at the Annual Meeting, assuming a quorum is present. Under the Corporation's Articles of Incorporation and Bylaws and the Kentucky Business Corporation act, abstentions are not counted in determining the number of votes cast for and against a proposal and, in effect, represent no action on the proposal by the abstaining shareholder although they do reduce the number of votes required to approve a proposal.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THIS PROPOSAL.

    MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

   The Board of Directors of the Corporation held nine (9) meetings during the fiscal year ended December 31, 1993.
Directors Johnson, Myre and Petter attended fewer than 75% of the meetings. The Corporation does not pay any fees to its Directors nor does it have any standing committees.
Compensation of non-management members of the Bank's Board of Directors consists of an annual retainer of $3,000, plus
$75 for each committee or special meeting attended.
Compensation of all directors of FCC consists of a fee of $200 for each meeting attended.

                   EXECUTIVE COMPENSATION

   There is shown on the following page information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 1993, 1992, and 1991, of those persons who were, at December 31, 1993 (i) the Chief
Executive officer and (ii) the other four most highly compensated executive officers of the Corporation or its subsidiaries (the named officers).

                 SUMMARY COMPENSATION TABLE
                                                    Long-Term Compensation
																			  												    									   		       	Stock
Name and               Annual Compensation                Options         All other
Principal Position      Year   Salary      Bonus(1)      (#Shares)        Compensation(2)
William J. Jones         1993   $165,000    $48,411							7,000            $20,788
President & Chief        1992   125,000     49,170        9,000            16,927
Executive Officer        1991   91,760      25,000        --               9,410

Patrick J. Cvengros      1993   56,420      --            --               194,836
Acting Chairman          1992   56,420      --            --               188,203
                         1991   156,260     46,878        --               16,698

C. Thomas Murrell, III   1993   105,000					17,965        3,250										  10,920
Sr, VP & Chief Credit    1992   100,000     17,400        1,500            6,206
Officer, Bank            1991   16,666      2,718         --               --

J. Russell Ogden, III    1993   96,720      16,549        3,250            9,923
Sr. VP Investments,      1992   93,000      16,182        4,500            9,968
Bank                     1991   91,260      15,971        --               9,350

M. Leon Johnson          1993   86,800      33,984        --               11,088
President, Fidelity      1992   82,000      27,657        --               12,308
Credit Corporation       1991   77,160      24,123        --               7,729

(1) See the section entitled "INCENTIVE COMPENSATION PLANS".
(2) Includes (among others):
   A. Company contributions to 401(K) and Money Purchase Retirement Plans for Jones, Cvengros, Murrell, Ogden and Johnson in the amounts of $ 18,588,
      $ 5,083, $ 10,920 ,$ 9,923 and $ 11,088, respectively, for the year ended December 31, 1993.

   B. Fidelity Credit Corporation director fees for Jones, Cvengros and Johnson in the amounts of $2,200, $ 2,400 and $ 2,400, respectively, for the year ended December 31, 1993.

   C. Other compensation for Mr. Cvengros includes payment of $ 87,353 and $100,000 under deferred compensation and salary continuance agreements, receptively, for the year ended December 31, 1993.

              OPTION GRANTS IN LAST FISCAL YEAR
  Shown below is further information on grants of stock options pursuant to the 1986 and 1993 Stock Option Plans during the fiscal year ended December 31, 1993, to the Named Officers which are reflected in the Summary Compensation
Table on Page          .

                                                                                Potential Realizable Value
                                  % of Total Options    Exercise or             At Assumed Annual Rates
                       Options   Granted to Employees   Base Price  Expiration  of Stock Price Appreciation
Name                  Granted (1) In Fiscal Year 1993   Per Share      Date         For Option Term
                                                                                  5%            10%
William J. Jones       7,000            26.7%           $29.00         01/03     $126,680      $323,540

Patrick J. Cvengros    --               --              --             --        --            --

C. Thomas Murrell, III 3,250            12.4%           29.00          01/03     59,280        150,215

J. Russell Ogden, III  3,250            12.4%           29.00          01/03     59,280        150,215

M. Leon Johnson        --               --              --             --        --            --

A total of 26,250 options were granted under the Plans to a total of (7) officers of the Corporation or the Bank during 1993.
(1) Options are not exercisable during the first two years after the date of the grant. Thereafter, options may be exercised on or after the anniversary date of the grant in three equal installments so that the full grant may be exercised no sooner than four years after the date of the grant.

          AGGREGATED OPTION EXERCISES IN LAST YEAR
                 AND YEAR-END OPTION VALUES
  Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock granted in fiscal year 1993 and prior years under the 1986 Stock
Option Plan to the Named Officers and held by them at December 31, 1993.

                      # Shares Acquired    Value        Number of Unexercised          Value of Unexercised
  Name                   On Exercise      Realized      Options as of12/31/93          In-The-Money Options
                                                     Exercisable    Unexercisable  Exercisable      Unexercisable
William J. Jones            --              --         11,250          16,000         $231,863         $228,000

Patrick J. Cvengros         --              --         24,000          --             485,040          --

C. Thomas Murrell, III      --              --         --              4,750          --               46,265

J. Russell Ogden, III       --              --         8,750           7,750          172,288          111,755

M. Leon Johnson             --              --         --              --             --               --

*Amounts shown represent difference in base price and market value at December 31, 1993 of $38.00.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Corporation does not have a Compensation Committee of the Board of Directors. However, all compensation matters, including executive compensation, are decided by a Compensation Committee of the Bank. The following Directors served on the Compensation Committee during 1993: Irving P. Bright, Jr., Patrick J. Cvengros,
Louis A. Haas, William J. Jones, Louis M. Michelson and
Robert P. Petter. Directors Cvengros and Jones were also executive officers of the Corporation during 1993. As evidenced by the Compensation Committee minutes, neither of these individuals were present during the times when their respective compensation packages were discussed.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Bank's Board of
Directors has furnished the following report on executive compensation:

  The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Corporation's annual and long-term performance goals, reward above-average corporate performance, recognize individual's initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholder's interests in the enhancement of shareholder value. Thus, the Committee has also increasingly utilized these elements in the Corporation's compensation packages for its executive officers.

  Compensation paid the Corporation's executive officers in 1993, as reflected in the previous tables, consist of the following elements: base salary, amounts earned under the Corporation's Incentive Compensation Plan and the value of stock options granted under the Coporation's stock option plans.

Annual Base Salary

  In 1992, the Bank contracted with a nationally recognized consulting firm to perform a complete review of its (the
Bank) salary administration plan. The result of this firm's work was a structured salary program based on a grading system for every position, including the President and Chief Executive Officer, in the Bank. Job grades were assigned based on the duties and level of responsibility of the position. Each grade was assigned a minimum, mid-point and maximum salary point based on local, regional and national salary surveys. Increases in annual salary are driven by a salary matrix which takes into consideration, among other thing, national inflation rates. The amount of annual salary increase an employee receives is supported by a formalized performance evaluation process completed by the employee's direct supervisor. In the case of the named executive officers, the President and Chief Executive Officer completes the evaluation. The Compensation Committee of the Bank's Board of Directors completes the President and Chief Executive Officer's evaluation.

  In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer an annual salary plan for the Corporation's executive officers (other than the Chief Executive Officer). This plan is based on industry peer groups, national surveys and performance judgments as to the past and expected future contributions of the individual executives. In addition, the Committee periodically is advised by independent compensation consultants concerning salary competitiveness.

  In judging the performance of the Chief Executive Officer, the committee princally focuses upon corporate performance. Among the performance factors which the Committee considers are profitability, capital levels and performance relative to such industry standards as asset quality, interest margin, overhead expense and asset growth. The Committee also considers whether or not the overall value of the Corporation has improved from year to year.

  1993 was a year of growth for the Corporation with total year-end assets increasing over 8% from 1992 as the Bank was successful in acquiring the assets and assuming the liabilities of a local competitor and the Corporation completed its first acquisition of an out-of-market commercial banking institution. In addition, the Corporation announced in early 1994 plans to aquire a large commercial bank holding company in Western Kentucky. The Corporation had record income in 1993, earning shareholders $2.86 per common share, up 4% over 1992, while the per share book value of the Corporation's common stock increased approximately 10%. At the same time the market value of the Corporation's Common Stock increased 31%. The Corporation's asset quality and capital levels also continued to improve and were above peer group levels.

  The Chief Executive's annual base salary as based on the strong financial performance of the Corporation in 1993 as well as his relative salary structure in relation to peer.

Incentive Compensation Plan

  Individual participant incentive awards are determined based on a two-step process. The first step will involves the calculation of the Bank's actual performance with respect to previously identified key performance measurement factors and peer group target levels. These target levels represent the top 25th percentile of the Bank's national peer group. A corresponding percentage of base salary is earned for each performance factor based on actual performance results in relationship to a weighted tiered matrix. The performance measurements and corresponding weightings, in parenthesis, for 1993 consisted of nonperforming loans (10%), net charge-offs (10%), net overhead expense (20%), net interest margin (20%) and return on average stockholder's equity (40%). Depending on position, the percentages of base salary varies. Named executive officers and the Chief Executive Officer has maximum percentages of 25% and 43%, respectively. This calculation determines the maximum incentive compensation available to each executive. Once this amount is determined, individual payouts, excluding the President and Chief Executive Officer, are determined based on the percentage completion of quantitative and qualitative performance measurements set out at the beginning of the year. In determining the Chief Executive Officer's award, the Committee considers its evaluation of the Corporation's overall performance in different areas as well as in relationship to the performance of the Corporation's peers. These results were discussed under the caption "Annual Base Salary" contained in this report.

Stock Options

  In 1993, the Committee determined to grant stock options to executive officers noting that such grants afford a desirable long-term compensation method because they closely align the interest of management with shareholder value.

  In fixing the grants of stock options to the individual executive officers, other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each of the executive officers. The award to the Chief Executive Officer was fixed separately and was based, among other things, on a review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's perception of his past and expected future contributions to the Corporation's achievement of its long-term performance goals.

  The above compensation report is submitted by the Corporation's Board of Directors

Irving P. Bright    John Burman         Patrick J. Cvengros
William H. Dyer     Louis A. Haas       F. Donald Higdon
M. Leon Johnson     William J. Jones    Louis M. Michelson
Louis D. Myre, MD   David M. Paxton     Robert R. Petter
Joseph A. Powell    Allan R. Rhodes     William A. Usher

         SHAREOWNER RETURN PERFORMANCE PRESENTATION

  Set forth is comparative information concerning the change in the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the peer Media General Financial Industry Group 045 of East South Central Banks and the Broad NASDAQ Market
Index for the period of five fiscal years commencing
December 31, 1988 and ending December 31, 1993.

 Comparison of Five Year Cumulative Total Return of Company,
                 Peer Group and Broad Market

               1988     1989    1990     1991    1992     1993
CBT            131.18   145.13  117.90   133.36  201.55   152.22
Corporation
Peer Group     111.74   117.51   97.70   184.34  250.81   103.82
Broad Market   118.95   134.20  107.66   139.16  141.89   125.79

Assumes that the value of the investment in CBT Corporation
Common Stock and each index was $100 on December 31, 1988 and that all dividends were re-invested.

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
             AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Bank provides a Salary Continuance Agreement for Mr. Cvengros. This Agreement provides that upon his retirement, death or termination of employment or a takeover or merger of the Corporation, Mr. Cvengros, or his estate or designated beneficiary, will receive a yearly income of $100,000 for a period of ten years. The Bank also maintains a non-qualified Deferred Compensation Plan for Mr. Cvengros under which he, or his estate or designated beneficiary, will receive annual distributions for a period of three years. Payments under both of these agreements became effective upon Mr. Cvengros' retirement from the Bank in January, 1992.

  The CBT Corporation 1986 Stock Option Plan contains a change in control provision. According to the Plan, in the case of a takeover or merger of the Corporation, all option rights granted and pending, but deferred by the time limits imposed by the plan may be, at the discretion of a board committee, accelerated, and may be exercised without delay to the extent permissible under Section 422A of the Internal Revenue Code.

  The CBT Corporation 1993 Stock Option Plan contains a similar change-in-control provision. In addition to the acceleration of outstanding stock options granted as discussed in the 1986 Stock Option Plan, the Plan allows that, at the discretion of a board committee, the common stock or other comparable securities of an acquiring entity may be substituted for the Common Stock of the Corporation.

                INCENTIVE COMPENSATION PLANS

  The Bank maintains an Incentive Compensation Plan for selected officers and employees. These officers and employees are selected annually by the Bank's Board of Directors.

  Individual participant incentive awards are determined based on a two-step process. The first step involves the calculation of the Bank's actual performance with respect to previously identified key performance measurement factors and peer group target levels. Depending on the level of the participant, a corresponding percentage of base salary is earned for each performance factor based on actual performance results in relationship to a tiered matrix.
This calculation determines the maximum incentive compensation available to each participant. Once this amount is determined, individual payouts, excluding the president and Chief Executive Officer, are determined based on the percentage completion of quantitative and qualitative performance measurements set out at the beginning of the year.

  The following amounts were earned under the plan during 1993 by: Mr. Jones -$48,411; Mr. Murrell - $ 17,965; Mr.
Ogden - $ 16,549; Mr. Cvengros - $ 0; all executive officers as a group - $ 121,847; and all other participants in the Plan (other than executive officers) as a group - $ 79,524.

  Fidelity Credit Corporation maintains an incentive compensation plan for its president, vice president and branch managers. FCC's president and vice president receive 2% and 1%, respectively, of FCC's pretax earnings. Branch managers receive 5% of the pretax earnings of their respective branch. The following amounts were earned under the plan during 1993 by Mr. Johnson - $ 33,984 and all other participants of the Plan (other than Mr. Johnson) as a group
- - $ 95,249.

                      STOCK OPTION PLAN

  The CBT Corporation 1986 and 1993 Stock Option Plans (Plans) provides for two (2) types of options. Both plans provide a type of option which constitutes an "incentive stock option" as contemplated and defined in Section 422A of the Internal Revenue Code of 1986, as amended ("the Code"). The 1986 Stock Option Plan provides a second type, the Regular Stock Option, which does not constitute an "incentive stock option" under Section 422A of the Code. A plan Committee comprised of all disinterested members of the Board, has sole authority to designate recipients of options under the Plans from those officers and employees who, in its opinion, are materially responsible for management of the Corporation and its subsidiaries. No member of the Board of Directors who is not also a full-time employee of the Corporation is eligible for stock options under the plans.

  The aggregate number of shares of the Corporation's common stock which may be issued under the Plans may not exceed 305,000 (adjusted for stock dividends). The maximum number and kind of shares that may be delivered under the Plans, and the number, kind of shares, and exercise price of shares covered by outstanding options under the Plans, may be changed by the Plan Committee in the event of certain capital changes affecting the common stock.

  The price per share for the common stock upon the exercise of each option ("Option Price") is set by the Plan Committee but shall not be less than market value on the date of grant. Each option exercisable in such manner and in such periods (not exceeding ten (10) years) as are determined by the Plan Committee, upon payment in full of the Option Price in cash, or in shares of the Corporation's common stock valued at current market value. Options are not exercisable during the first two (2) years after the date of the grant thereof. Thereafter, options may be exercised on or after the anniversary date of the grant in three equal installments so that the full grant may be exercised no sooner than four years after the date of the grant. In the case of a takeover or merger of the Corporation, all options rights granted and pending, but deferred by the time limits set forth in the Plans may at the discretion of the Plan Committee, be accelerated, and may be exercised without delay to the extent permissible under Section 422A of the Code. An employee's incentive stock option can only become exercisable during a calendar year to the extent the aggregate fair market value (determined as of the date of the grant) of all shares with respect to which all incentive stock options of that employee are exercisable for the first time during that year does not exceed
$100,000.

                 TRANSACTIONS WITH MANAGEMENT

  The officers and directors of the Corporation are at present, as in the past, customers of the Bank and have had and expect to have transactions with such in the ordinary course of business. In addition, some of the officers and directors of the Corporation are at present, as in the past, also officers, directors or principal stockholders of corporations which are customers of the Bank and which had and expect to have transactions with the Bank in the ordinary course of business. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions, with other persons and did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

       STOCKHOLDER'S PROPOSALS FOR 1994 ANNUAL MEETING

  Proposals by stockholders to be presented at the 1995
Annual Meeting of stockholders must be received by the President of the Corporation at its principal office no later than November 22, 1994, for inclusion in the proxy statement and form of proxy relating to that meeting.

               INDEPENDENT PUBLIC ACCOUNTANTS

  For the fiscal year ending December 31, 1993, the accounting firm of Deloitte & Touche served as the Corporation's independent public accountants and auditors.
The Board of Directors anticipates that the accounting firm of Deloitte & Touche will serve as the independent public accountants and auditors of the Corporation for the fiscal year ending December 31, 1994, although such firm has not been formally selected. A representative from the firm of Deloitte & Touche is expected to be present at the Annual
Meeting and will be available to make a statement should he desire to do so, and respond to questions of the stockholders.

                        ANNUAL REPORT

  Upon written request, the Corporation will provide without charge to each stockholder, a copy of the Corporation's Annual Report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 1993. Address all requests to:

               Mr. William J. Jones, President and Chief
               Executive Officer
               CBT Corporation
               P. O. Box 2400
               Paducah, Kentucky 42002-2400

                        OTHER MATTERS

  The Board of Directors of the Corporation does not know of any matters for action by stockholders at the Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to any other matters which may properly come before the meeting.

  It is important that proxies be returned promptly.
Stockholders, whether or not they expect to attend in person, are requested to return their Proxies in order that a quorum may be assured. Return may be made in the enclosed envelope, to which no postage need be affixed.

                           By Order of the Board of
                           Directors


                           William J. Jones
                           President and Chief Executive Officer

Paducah, Kentucky
March 11, 1994